UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 25, 2012

CONVERTED ORGANICS INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33304	204075963
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7A Commercial Wharf West, BOSTON, Massachusetts		02110
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	617-624-0111

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.02 Unregistered Sales of Equity Securities.

As previously disclosed, on January 12, 2012, Converted Organics Inc. ("Company") issued a senior secured convertible note, in exchange for the senior secured convertible note issued on November 2, 2011 (which had been previously exchanged for a convertible note issued on April 20, 2011) in the aggregate original principal amount of $3,474,797.60 (together with the April 20, 2011 convertible note, the "Original Note"), which had $2,456,595.79 of principal outstanding on January 12, 2012 immediately prior to the exchange, for a senior secured convertible note in the aggregate original principal amount of $2,456,595.79 (the "Note"), as well as additional consideration. The terms of the Note are substantially identical to the terms of the Original Note (as previously disclosed in the Company’s Forms 8-Ks filed April 1, 2011; August 10, 2011; October 20, 2011; and November 3, 2011). Such prior Form 8-K filings are hereby incorporated by referenced herein.

As of January 30, 2012, the principal amount of the Note has declined to $2,185,344. From January 24, 2012 until January 30, 2012, a total of $95,965 in principal had been converted into 67 million shares of common stock. Since the issuance of the Original Note, a total of $1,664,656 in principal (including conversions of the Original Note) had been converted into 328 million shares of common stock. The Note holder is an accredited investor and the shares of common stock were issued in reliance on Section 4(2) under the Securities Act of 1933, as amended.
As of January 30, 2012 the Company had 342,856,837 shares of common stock outstanding.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONVERTED ORGANICS INC.

January 30, 2012	By:	Edward Gildea

Name: Edward Gildea
Title: President